Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-193389 and 333-193390) and Form S-8 (No. 133-166258) of Chatham Lodging Trust of our report dated May 27, 2014 relating to the financial statements of Silicon Valley Portfolio which appears in this Current Report on Form 8-K of Chatham Lodging Trust dated May 27, 2014.

/s/ PricewaterhouseCoopers LLP

Fort Lauderdale, Florida
May 27, 2014